Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-89629 of General Cable Corporation on Form S-8 of our report dated June 4, 2004, appearing in this Annual Report on Form 11-K of General Cable Savings Plan for Hourly Associates for the year ended December 31, 2003.

Deloitte & Touche, LLP
Cincinnati, Ohio

June 22, 2004